UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2020

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SAExploration Holdings, Inc.

(Exact name of registrant as specified in its charter)

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Delaware

(State or other jurisdiction of incorporation)

001-35471

(Commission file number)

27-4867100

(IRS Employer Identification No.)

1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079

(Address of principal executive offices) (Zip Code)

(281) 258-4400

(Company's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14(d)-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	SAEX	NASDAQ Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2020, the Board of Directors (the “Board”) of SAExploration Holdings, Inc. (the “Company”) elected Jacob Mercer to fill a vacancy on the Board. Mr. Mercer was elected effective immediately and will serve as a director until the next annual meeting of the stockholders of the Company or until his earlier death, resignation or removal. In addition, the Board appointed Mr. Mercer as a member of the Compensation Committee of the Board.

Mr. Mercer, age 45, is a Partner, Head of Special Situations and Restructuring at Whitebox Advisors LLC (“Whitebox”). Prior to joining Whitebox in 2007, Mr. Mercer worked for Xcel Energy as Assistant Treasurer and Managing Director. Before joining Xcel Energy, he was a Senior Credit Analyst and Principal at Piper Jaffray and a Research Analyst at Voyageur Asset Management. Mr. Mercer also served as a logistics officer in the United States Army. He previously served as a member of the Board from July 2016 to June 2019. Mr. Mercer currently serves on the board of director of A. M. Castle & Co. (2017 – present) (OTCQB:CTAM) and formerly served on the boards of directors of Platinum Energy Solutions (2013-2017) (formerly NYSE: FRAC), and Par Pacific Holdings, Inc., formerly Par Petroleum Corporation (2012-2015) (NYSE: PARR). Mr. Mercer holds a BA with a double major in economics and business management from St. John’s University. He also holds the Chartered Financial Analyst (CFA) designation. We believe that Mr. Mercer is qualified to serve on our Board based on his investment and financial expertise.

Whitebox nominated Mr. Mercer to serve as a director on the Board in accordance with the Company’s Third Amended and Restated Certificate of Incorporation, as amended, and its Second Amended and Restated Bylaws, as amended, which provide Whitebox with the right to nominate a successor to a director previously nominated by Whitebox (and no longer on the Board) for so long Whitebox holds (together with its affiliates) at least 10% of the Company’s outstanding common stock.

As of the date hereof, Whitebox and/or one or more of its affiliates beneficially own approximately 36.1% of the Company’s common stock (including shares issuable upon the exercise of the Company’s Series C, D, E and F Warrants) and own approximately $24.0 million in aggregate principal amount of the Company’s 6% Senior Secured Convertible Notes due 2023.  In addition, as of the date hereof, Whitebox and/or one or more of its affiliates holds approximately $8.2 million and $11.2 million of the indebtedness outstanding under our credit facility and our senior loan facility, respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2020 SAExploration Holdings, Inc.

By: /s/ Kevin Hubbard

Name: Kevin Hubbard

Title: Interim Chief Financial Officer

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